Exhibit 99.1

Agilent Reports Third-Quarter Fiscal Year 2025 Financial Results
Agilent delivers strong revenue growth, raises growth outlook

Highlights

•Revenue of $1.74 billion for the third quarter ended July 31, 2025, exceeding revenue guidance and representing growth of 10.1% reported and up 6.1% on a core(1) basis compared with the third quarter of 2024.
•GAAP net income of $336 million; earnings per share (EPS) of $1.18, up 22% from the third quarter of 2024.
•Non-GAAP(2) net income of $390 million; EPS of $1.37, up 4% from the third quarter of 2024.
•These results reflect a full quarter of the dynamic tariff environment.

Outlook for full 2025 fiscal year and Q4

•Full-year revenue outlook revised at a range of $6.91 billion to $6.93 billion, representing a range of up 6.2% to 6.5% reported and up 4.3% to 4.6% core(1). Non-GAAP EPS(3) is expected in the range of $5.56 to $5.59.
•Q4 revenue outlook is expected to be in the range of $1.822 billion to $1.842 billion, an increase of 7.1% to 8.3% reported and up 4.8% to 6.0% core(1). Non-GAAP EPS(3) is expected in the range of $1.57 to $1.60 per share.

SANTA CLARA, California, Aug. 27, 2025 — Agilent Technologies Inc. (NYSE: A) today reported revenue of $1.74 billion for the third quarter ended July 31, 2025, exceeding revenue guidance and representing growth of 10.1% reported and up 6.1% core(1) compared with the third quarter of 2024.

Third-quarter GAAP net income was $336 million, or $1.18 per share. This compares with $282 million, or $0.97 per share, in the third quarter of 2024. Non-GAAP(2) net income was $390 million, or $1.37 per share during the quarter, compared with $385 million or $1.32 per share during the year-ago quarter.

“Our third-quarter performance, which marks our fifth consecutive quarter of sequential core-revenue acceleration, is a testament to the success of our Ignite Transformation and our laser-like
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focus on profitable growth and operational excellence,” said Agilent President and CEO Padraig McDonnell. “All three of our business groups grew, along with all regions and our two largest markets. Our Ignite enterprise operating model enables us to nimbly and quickly navigate a highly dynamic macro environment while remaining focused on our strong execution, innovation pipeline, and deep customer relationships.”

Financial Highlights

In the first quarter of 2025, Agilent implemented certain changes to its segment reporting structure. Prior-period segment information has been recast to reflect these changes. These changes have no impact on Agilent’s consolidated financial statements.

Life Sciences and Diagnostics Markets Group

The Life Sciences and Diagnostics Markets Group (LDG) reported third-quarter revenue of $670 million, an increase of 14% reported and 7% core(1) year-over-year. LDG’s operating margin for the quarter was 17.6%.

Agilent CrossLab Group

The Agilent CrossLab Group (ACG) reported third-quarter revenue of $744 million, an increase of 8% reported and 5% core(1) year-over-year. ACG’s operating margin for the quarter was 33.3%.

Applied Markets Group

The Applied Markets Group (AMG) reported third-quarter revenue of $324 million, an increase of 7% reported and 5% core(1) year-over-year. AMG’s operating margin for the quarter was 21.8%.

Full Year 2025 and Q4 Outlook

Full-year revenue outlook is now in the range of $6.91 billion to $6.93 billion, representing growth of 6.2% to 6.5% reported and up 4.3% to 4.6% core(1). Non-GAAP EPS(3) is expected in the range of $5.56 to $5.59 per share.

The outlook for fourth-quarter revenue is expected to be in the range of $1.822 billion to $1.842 billion, representing growth of 7.1% to 8.3% reported and up 4.8% to 6.0% core(1). Non-GAAP EPS(3) is expected in the range of $1.57 to $1.60 per share.

The outlook is based on forecasted currency exchange rates.

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Conference Call

Agilent’s management will present additional details regarding the company’s third-quarter 2025 financial results on a conference call with investors today at 1:30 p.m. PT. This event will be broadcast live online in listen-only mode. To listen to the webcast, select the “Q3 2025 Agilent Technologies Inc. Earnings Conference Call” link on the Agilent Investor Relations website. The replay of the call will remain on the company site for 90 days.

About Agilent Technologies

Agilent Technologies Inc. (NYSE: A) is a global leader in analytical and clinical laboratory technologies, delivering insights and innovation that help our customers bring great science to life. Agilent’s full range of solutions includes instruments, software, services, and expertise that provide trusted answers to our customers' most challenging questions. The company generated revenue of $6.51 billion in fiscal year 2024 and employs approximately 18,000 people worldwide. Information about Agilent is available at www.agilent.com. To receive the latest Agilent news, subscribe to the Agilent Newsroom. Follow Agilent on LinkedIn and Facebook.

Forward-Looking Statements

This news release contains forward-looking statements as defined in the Securities Exchange Act of 1934 and is subject to the safe harbors created therein. The forward-looking statements contained herein include, but are not limited to, information regarding Agilent’s growth prospects, business, financial results, revenue, non-GAAP earnings guidance for Q4 and fiscal year 2025, and the effects of its new organizational structure, operational transformation and market-focused strategy. These forward-looking statements involve risks and uncertainties that could cause Agilent’s results to differ materially from management’s current expectations. Such risks and uncertainties include, but are not limited to, unforeseen changes in the strength of Agilent’s customers’ businesses; unforeseen changes in the demand for current and new products, technologies, and services; unforeseen changes in the currency markets; customer purchasing decisions and timing; and the risk that Agilent is not able to realize the savings expected from integration and restructuring activities. In addition, other risks that Agilent faces in running its operations include the ability to execute successfully through business cycles; the ability to meet and achieve the benefits of its operational transformation, market-focused strategy and cost-reduction goals and otherwise successfully adapt its cost structures to continuing changes in business conditions; ongoing competitive, pricing and gross-margin pressures; the risk that its cost-cutting initiatives will impair its ability to develop products and remain competitive and to operate effectively; the impact of geopolitical uncertainties and global economic conditions on its operations, its markets and its ability to conduct business; the ability to improve asset performance to adapt to changes in demand; the impact relating to or arising from changes to tariffs, import/export or trade policies; the ability of its supply chain to adapt to changes in demand; the ability to successfully introduce new products at the right time, price and mix; the ability of Agilent to successfully integrate recent acquisitions; the ability of Agilent to successfully comply with certain complex regulations; and other risks detailed in Agilent’s filings with the Securities and Exchange Commission, including its quarterly report on Form 10-Q for the fiscal quarter ended April 30, 2025. Forward-looking statements are based on the beliefs and
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assumptions of Agilent’s management and on currently available information. Agilent undertakes no responsibility to publicly update or revise any forward-looking statement.

(1) Core revenue growth excludes the impact of currency and acquisitions and divestitures within the past 12 months. Core revenue is a non-GAAP measure. Reconciliations between GAAP revenue and core revenue for Q3 fiscal year 2025 are set forth on page 6 of the attached tables along with additional information regarding the use of this non-GAAP measure. Core revenue growth rate as projected for Q4 fiscal year 2025 and full fiscal year 2025 excludes the impact of currency and acquisitions and divestitures within the past 12 months. Most of the excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided for the projection.

(2) Non-GAAP net income and non-GAAP earnings per share primarily exclude the impacts of restructuring and other related costs, intangibles amortization, transformational initiatives, acquisition and integration costs and net (gain) loss on equity securities. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. A reconciliation between non-GAAP net income and GAAP net income is set forth on page 4 of the attached tables along with additional information regarding the use of this non-GAAP measure.

(3) Non-GAAP earnings per share as projected for Q4 fiscal year 2025 and full fiscal year 2025 exclude primarily the estimated impacts of non-cash intangibles amortization, transformational initiatives, and acquisition and integration costs. Agilent also excludes any tax benefits or expenses that are not directly related to ongoing operations, and which are either isolated or are not expected to occur again with any regularity or predictability. Most of these excluded amounts pertain to events that have not yet occurred and are not currently possible to estimate with a reasonable degree of accuracy and could differ materially. Therefore, no reconciliation to GAAP amounts has been provided. Future amortization of intangibles is expected to be approximately $24 million per quarter.

# # #

Investor Contact:
Parmeet Ahuja
+1 408-345-8948
parmeet_ahuja@agilent.com

Media Contact:
Andréa Topper
+1 408-709-0060
andrea.topper@agilent.com
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AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months Ended		Nine Months Ended
	July 31,		July 31,
	2025	2024	2025	2024

Net revenue	$1,738	$1,578	$5,087	$4,809

Costs and expenses:
Cost of products and services	850	723	2,434	2,190
Research and development	111	127	336	368
Selling, general and administrative	417	395	1,281	1,171
Total costs and expenses	1,378	1,245	4,051	3,729

Income from operations	360	333	1,036	1,080

Interest income	16	19	45	56
Interest expense	(28)	(22)	(85)	(64)
Other income (expense), net	18	13	(3)	48

Income before taxes	366	343	993	1,120

Provision for income taxes	30	61	124	182

Net income	$336	$282	$869	$938

Net income per share:
Basic	$1.18	$0.97	$3.05	$3.21
Diluted	$1.18	$0.97	$3.05	$3.20

Weighted average shares used in computing net income per share:
Basic	284	290	285	292
Diluted	285	291	285	293

The preliminary income statement is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEET
(In millions, except par value and share data)
(Unaudited)
PRELIMINARY

	July 31, 2025	October 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,535	$1,329
Accounts receivable, net	1,382	1,324
Inventory	1,014	972
Other current assets	322	334
Total current assets	4,253	3,959

Property, plant and equipment, net	1,966	1,778
Goodwill	4,475	4,477
Other intangible assets, net	469	547
Long-term investments	133	175
Other assets	930	910
Total assets	$12,226	$11,846

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$530	$540
Employee compensation and benefits	346	368
Deferred revenue	620	544
Short-term debt	59	45
Other accrued liabilities	337	398
Total current liabilities	1,892	1,895

Long-term debt	3,350	3,345
Retirement and post-retirement benefits	119	130
Other long-term liabilities	495	578
Total liabilities	5,856	5,948

Total Equity:
Stockholders' equity:
Preferred stock; $0.01 par value; 125,000,000 shares authorized; none issued and outstanding	—	—
Common stock; $0.01 par value; 2,000,000,000 shares authorized; 283,593,838 shares at July 31, 2025 and 285,193,011 shares at October 31, 2024, issued and outstanding	3	3
Additional paid-in-capital	5,548	5,450
Retained earnings	1,102	750
Accumulated other comprehensive loss	(283)	(305)
Total stockholders' equity	6,370	5,898
Total liabilities and stockholders' equity	$12,226	$11,846

The preliminary balance sheet is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(In millions)
(Unaudited)
PRELIMINARY

	Nine Months Ended
	July 31,	July 31,
	2025	2024
Cash flows from operating activities:
Net income	$869	$938
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	217	188
Share-based compensation	102	103
Deferred taxes expense (benefit)	(35)	(8)
Excess and obsolete inventory related charges	30	33
Net (gain) loss on equity securities	28	(6)
Asset impairment charges	15	8
Other non-cash (income) expense, net	4	2
Changes in assets and liabilities:
Accounts receivable, net	(44)	67
Inventory	(72)	15
Accounts payable	(13)	78
Employee compensation and benefits	(26)	(65)
Other assets and liabilities	(61)	(83)
Net cash provided by operating activities (a)	1,014	1,270

Cash flows from investing activities:
Payments to acquire property, plant and equipment	(314)	(285)
Proceeds from sale of equity securities	5	—
Payments to acquire equity securities	—	(5)
Proceeds from convertible note	2	—
Payments in exchange for convertible note	(1)	(11)
Payments to acquire businesses and intangible assets, net of cash acquired	4	(3)
Net cash used in investing activities	(304)	(304)

Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock plans	60	76
Payment of taxes related to net share settlement of equity awards	(28)	(27)
Payments for repurchase of common stock	(340)	(815)
Payment of excise taxes related to repurchases of common stock	(10)	—
Payments of dividends	(212)	(206)
Proceeds from issuance of long-term debt	4	—
Repayments of long-term debt	(2)	(180)
Net proceeds from (repayment of) short-term debt	13	375
Net cash used in financing activities	(515)	(777)

Effect of exchange rate movements	10	—

Net increase (decrease) in cash, cash equivalents and restricted cash	205	189

Cash, cash equivalents and restricted cash at beginning of period	1,332	1,593

Cash, cash equivalents and restricted cash at end of period	$1,537	$1,782

Reconciliation of cash, cash equivalents and restricted cash to the condensed consolidated balance sheet:

Cash and cash equivalents	$1,535	$1,779
Restricted cash, included in other assets	2	3
Total cash, cash equivalents and restricted cash	$1,537	$1,782

(a) Cash payments included in operating activities:
Income tax payments, net of refunds received	$304	$284
Interest payments, net of capitalized interest	$55	$50

The preliminary cash flow is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
NON-GAAP NET INCOME AND DILUTED EPS RECONCILIATIONS
(In millions, except per share data)
(Unaudited)
PRELIMINARY

	Three Months Ended				Nine Months Ended
	July 31,				July 31,
	2025		2024		2025		2024
	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS	Net Income	Diluted EPS
GAAP net income	$336	$1.18	$282	$0.97	$869	$3.05	$938	$3.20
Non-GAAP adjustments:
Restructuring and other related costs	17	0.06	67	0.23	74	0.26	71	0.24
Asset impairments	—	—	—	—	15	0.05	8	0.03
Intangible amortization	26	0.09	25	0.09	81	0.28	77	0.26
Transformational initiatives	18	0.06	1	—	48	0.17	5	0.02
Acquisition and integration costs	3	0.01	4	0.01	15	0.05	5	0.02
Net (gain) loss on equity securities	1	—	(1)	—	28	0.10	(2)	(0.01)
Pension settlement loss	—	—	—	—	14	0.05	—	—
Other	12	0.05	3	0.01	27	0.09	4	0.01
Adjustment for taxes (a)	(23)	(0.08)	4	0.01	(31)	(0.10)	15	0.06
Non-GAAP net income	$390	$1.37	$385	$1.32	$1,140	$4.00	$1,121	$3.83

(a) The adjustment for taxes excludes tax expense (benefits) that management believes are not directly related to on-going operations and which are either isolated, temporary or cannot be expected to occur again with any regularity or predictability such as the realized gain/loss due to sale of a business, windfall benefits on stock compensation, and the impact of R&D capitalization under section 174 of the Tax Cuts and Jobs Act of 2017. During the three months ended July 31, 2025, tax reserves were released, which resulted in a tax benefit for GAAP purposes. This tax benefit is excluded from our non-GAAP results since it is not related to on-going business operations. For the three and nine months ended July 31 2025, management used a non-GAAP effective tax rate of 12.00%. For the three and nine months ended July 31, 2024, management used a non-GAAP effective tax rate of 13.00%.

We provide non-GAAP net income and non-GAAP net income per share amounts in order to provide meaningful supplemental information regarding our operational performance and our prospects for the future. These supplemental measures exclude, among other things, charges related to restructuring and other related costs, asset impairments, amortization of intangibles, transformational initiatives, acquisition and integration costs, net (gain) loss on equity securities and pension settlement loss.

Restructuring and other related costs include incremental expenses incurred in the period associated with restructuring programs, usually aimed at changes in business and/or cost structure. Such costs may include one-time termination benefits including acceleration of stock-based compensation expense, facility-related costs and contract termination fees.

Asset impairments include assets that have been written down to their fair value.

Transformational initiatives include expenses associated with targeted cost reduction activities such as manufacturing transfers including costs to move manufacturing, site consolidations, legal entity and other business reorganizations, insourcing or outsourcing of activities. Such costs may include move and relocation costs, one-time termination benefits and other one-time reorganization costs. Included in this category are also expenses associated with the Ignite transformation and company programs to transform our product lifecycle management (PLM) system and human resources and financial systems.

Acquisition and integration costs include all incremental expenses incurred to effect a business combination. Such acquisition costs may include advisory, legal, tax, accounting, valuation, and other professional or consulting fees. Such integration costs may include expenses directly related to integration of business and facility operations, the transfer of assets and intellectual property, information technology systems and infrastructure and other employee-related costs.

Net (gain) loss on equity securities relates to the realized and unrealized mark-to-market adjustments for our marketable and non-marketable equity securities.

Pension settlement loss resulted from the transfer of the Netherlands defined benefit plan to an unaffiliated insurance company.

Other includes certain legal costs and settlements, consulting costs, special compliance costs, acceleration of stock-based compensation expense, impact of the difference between current and inflated tariff rates between USA and China for the first two weeks of May 2025 and other miscellaneous adjustments.

Our management uses non-GAAP measures to evaluate the performance of our core businesses, to estimate future core performance and to compensate employees. Since management finds this measure to be useful, we believe that our investors benefit from seeing our results “through the eyes” of management in addition to seeing our GAAP results. This information facilitates our management’s internal comparisons to our historical operating results as well as to the operating results of our competitors.

Our management recognizes that items such as amortization of intangibles can have a material impact on our cash flows and/or our net income. Our GAAP financial statements including our statement of cash flows portray those effects. Although we believe it is useful for investors to see core performance free of special items, investors should understand that the excluded items are actual expenses that may impact the cash available to us for other uses. To gain a complete picture of all effects on the company’s profit and loss from any and all events, management does (and investors should) rely upon the GAAP income statement. The non-GAAP numbers focus instead upon the core business of the company, which is only a subset, albeit a critical one, of the company’s performance.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary non-GAAP net income and diluted EPS reconciliation is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
SEGMENT INFORMATION
(In millions, except where noted)
(Unaudited)
PRELIMINARY

Quarter-over-Quarter

Life Sciences and Diagnostics Markets Segment

	Q3'25	Q3'24
Revenue	$670	$585
Gross Margin, %	50.5%	54.4%
Income from Operations	$118	$114
Operating margin, %	17.6%	19.6%

Agilent CrossLab Segment

	Q3'25	Q3'24
Revenue	$744	$691
Gross Margin, %	55.1%	57.7%
Income from Operations	$248	$248
Operating margin, %	33.3%	35.9%

Applied Markets Segment

	Q3'25	Q3'24
Revenue	$324	$302
Gross Margin, %	53.6%	55.2%
Income from Operations	$71	$70
Operating margin, %	21.8%	23.2%

Income from operations reflect the results of our reportable segments under Agilent's management reporting system which are not necessarily in conformity with GAAP financial measures. Income from operations of our reporting segments exclude, among other things, charges related to restructuring and other related costs, amortization of intangibles, transformational initiatives and acquisition and integration costs.

Readers are reminded that non-GAAP numbers are merely a supplement to, and not a replacement for, GAAP financial measures. They should be read in conjunction with the GAAP financial measures. It should be noted as well that our non-GAAP information may be different from the non-GAAP information provided by other companies.

The preliminary segment information is estimated based on our current information.

AGILENT TECHNOLOGIES, INC.
RECONCILIATIONS OF REVENUE BY SEGMENT
EXCLUDING ACQUISITIONS, DIVESTITURES AND THE IMPACT OF CURRENCY ADJUSTMENTS (CORE)
(In millions)
(Unaudited)
PRELIMINARY

	Year-over-Year

	GAAP
GAAP Revenue by Segment	Q3'25	Q3'24	Year-over-Year % Change

Life Sciences and Diagnostics Markets Segment	$670	$585	14%
Agilent CrossLab Segment	744	691	8%
Applied Markets Segment	324	302	7%
Agilent	$1,738	$1,578	10%

	Non-GAAP (excluding Acquisitions and Divestitures)			Year-over-Year at Constant Currency (a)
Non GAAP Revenue by Segment	Q3'25	Q3'24	Year-over-Year % Change	Year-over-Year % Change	Percentage Point Impact from Currency	Current Quarter Currency Impact (b)

Life Sciences and Diagnostics Markets Segment	$641	$585	9%	7%	2 ppts	$13
Agilent CrossLab Segment	744	691	8%	5%	3 ppts	16
Applied Markets Segment	324	302	7%	5%	2 ppts	6
Agilent (Core)	$1,709	$1,578	8%	6%	2 ppts	$35

.
We compare the year-over-year change in revenue excluding the effect of recent acquisitions and divestitures and foreign currency rate fluctuations to assess the performance of our underlying business.

(a) The constant currency year-over-year growth percentage is calculated by recalculating all periods in the comparison period at the foreign currency exchange rates used for accounting during the last month of the current quarter and then using those revised values to calculate the year-over-year percentage change.

(b) The dollar impact from the current quarter currency impact is equal to the total year-over-year dollar change less the constant currency year-over-year change.

The preliminary reconciliation of GAAP revenue adjusted for recent acquisitions and divestitures and impact of currency is estimated based on our current information.